EXHIBIT 5.2
                              MINTMIRE & ASSOCIATES
                                ATTORNEYS AT LAW
                                                              265 SUNRISE AVENUE
                                                                       SUITE 204
                                                       PALM BEACH, FLORIDA 33480
                                                             TEL: (561) 832-5696
                                                             FAX: (561) 659-5371


August 10, 2001
         Via Federal Express

The Nationwide Companies, Inc.
4350 Oakes Road, Suite 512
Davie, Florida  33314

Re: The nationwide Companies, Inc.. Registration Statement of Form SB-2 Relating to the Offer and Sale of 1,500,000 Shares of Common Stock



Ladies and Gentlemen:

     Since December 1, 2000, this firm has acted as securities counsel for The Nationwide Companies, Inc. f/k/a Focus Financial Group, Inc.(the "Company"), a Florida corporation organized under the Florida Business Organizations Statutues, in connection with the registration under the Securities Act of 1933, as amended, of up to 1,500,000 shares of common stock as defined below (the "Shares") in the Company, having a maximum aggregate offering price of up to $7,500,000, pursuant to the referenced Registration Statement. Up to 500,000 of such Shares ($3,500,000) may also be sold by enumerated selling shareholders.

     You have requested our opinion regarding the legality of the Shares registered pursuant to the Registration Statement of Form SB-2 (the "Registration Statement"). We have examined originals or copies, certified to our satisfaction, of such records, agreements and other instruments of the Company, certificates or public officials, certificates of the offers or other representatives of the Company, and other documents, as we have deemed necessary as a basis for the opinions hereinafter set form. As to various questions of fact material to such opinions, we have, when relevant facts were not independently established, relied upon written factual representations of officers and directors, including (but not limited to) statements contained in the Registration Statement.

     Our opinions, insofar as they address issues of Florida law, are based solely upon our review of (i) the records of the Company; (ii) the Florida Corporation Law; and (iii) a certified copy of the Company's November 19, 1999 Articles of Incorporation. We do not express our opinion herein concerning any law other than the laws of Florida and the United States.

     We have assumed the genuineness of all signatures on documents reviewed by or presented to us, the legal capacity of natural persons, the authenticity of all items submitted to us as originals and the conformity with originals of all items submitted to us as copies.

     Based upon the foregoing, we are of the opinion that:

1. The Company is a duly organized, validly existing corporation under the laws of the state of Florida.

2. The Shares of the Company to be offered pursuant to the Prospectus forming a part of the Registration Statement are validly authorized and, when sold, will be validly issued, fully paid and non-assessable under the law of Florida.

     We hereby consent to the reference to our firm in the "Legal Matters" section of the Prospectus and to the inclusion of this opinion as an Exhibit to the Registration Statement.


                                      MINTMIRE & ASSOCIATES



                                      By: /s/ Donald F. Mintmire
                                      Donald F. Mintmire, Managing Partner